Exhibit 10b

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of November 22 , 2004 is entered into by and between DataJungle Software Inc. (herein referred to as the "Company") and Insight Corporation (herein referred to as the "Consultant").

RECITALS

WHEREAS, Consultant has experience in the area of investor communications and financial and investor public relations; and

WHEREAS, the Company desires to engage the services of Consultant to assist and consult with the Company in matters concerning investor relations and to represent the Company in investors communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

Duties of Consultant.  The Consultant agrees that it will generally provide the following specified consulting services (“Duties”) through its officers, employees and subcontractors during the term of the Agreement:

(a)

Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the i nvestments in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b)

Introduce the Company to the financial community;

(c)

With the cooperation of the Company, maintain an awareness of the Company’s plans, strategy and personnel, as they may evolve, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d)

Assist and advise the Company with respect to the Company’s (i) stockholder and investor relations, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

(e)

Perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing news releases for the Company with the Company’s involvement and approval or reviewing news releases, reports and other communications with or to shareholders, the investment community and the general public; advising with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f)

Upon the Company's approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g)

Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities, and to assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h)

At the Company's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and,

(i)

Otherwise perform as the Company's financial relations and public relations consultant.

2.

Allocation of Time and Energies.  The Consultant hereby promises to perform and discharge well and faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and investor public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations.  Consultant shall diligently and thoroughly provide the consulting services required hereunder.  Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth hereinabove in a diligent and professional manner.

3.

Remuneration.  As full and complete compensation for services described in this Agreement, the Company shall pay as of the date of this agreement to the direction of the Consultant the amount of 3,000,000 fully assignable warrants (“Warrants”) at an exercise price of $0.50 per share expiring on December 31, 200 9, with cashless exercise provisions, and issuable to the Consultant and to the subcontractors of the Consultant as follows:

-

Insight Corporation

750,000 Warrants

-

Pacific Management Services, L.L.C.

750,000 Warrants

-

Synergistic Affiliates, Inc.

750,000 Warrants

-

Windstar Corp.

750,000 Warrants

The Company agrees that all shares underlying (“Shares”) and the Warrants issuable to the Consultant and its subcontractors hereunder shall carry "piggyback registration rights" whereby such S hares will be included in the next appropriate registration statement filed by the Company.  The Company undertakes, that if the Warrants are assigned, it will reissue the Warrants at the direction of the assignor.

4.

Expenses.  Consultant agrees to pay for all its expenses (phone, labor, etc.) incurred pursuant to this Agreement, other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement. All expenses in excess of $500 will be pre-approved in writing by the Company.

5.

Confidentiality ..   The Company will furnish Consultant with such information as Consultant may reasonably request for Consultant's use in connection with its Duties.  The Company recognizes and confirms that (i) Consultant will use and rely primarily on the information furnished to Consultant by the Company and on information available to Consultant from generally recognized public sources without having independently verified the same and (ii) Consultant does not assume responsibility for the accuracy or completeness of said information. The Company hereby represents and warrants the information furnished by it to Consultant, taken as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.  The Company further agrees that it will immediately notify Consultant of the occurrence of any event or circumstance that results in the above representation regarding such information not continuing to be true during the entire term of Consultant's engagement hereunder.

Consultant shall keep any information or documentation about or received from the Company strictly confidential as between Consultant and the Company until such time as and to the extent only that it becomes publicly available otherwise than by a breach of this or any other confidentiality agreement to which the Company is a party.  Consultant acknowledges that breach of this obligation will cause irreparable harm to the Company that may not be compensable in damages and agrees that, without limitation to any other right or remedy to which the Company may otherwise be entitled in consequence thereof, such breach may be restrained by injunction without proof of actual damage.

The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials not designated by the Company to the Consultant as "confidential" or "Company private", excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

6.

Representations.  Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein.  Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant.  Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.  Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor.  Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.  Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

In connection with the acquisition of Shares or Warrants hereunder, the Consultant represents and warrants to the Company as follows:

(a) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares and Warrants, and any additional information, which the Consultant has requested.

(b) Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments, which involve the risk of loss of investment.  Consultant acknowledges that an investment in the Shares and Warrants is speculative and involves the risk of loss.  Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of its entire investment in the Shares and Warrants.  Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933.

(c) Consultant and its subcontractors shall each sign a subscription agreement acceptable to the Company prior to the issuance of any Shares or Warrants.

7.

Status as Independent Contractor.  Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company.  Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  Consultant further acknowledges the consideration provided herein above is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes.   All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters.  Neither the Company nor the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

8.

Attorney's Fee.  If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

9.

 Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

10.

 Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by telefacsimile or by courier to the other party at the address as set forth herein below:

To the Company:

DataJungle Software Inc.

1 Hines Road

Suite 202

Ottawa, Canada

K2K 3C7

To the Consultant:

Insight Corporation

4651 Roswell Road, Suite B-106

Atlanta, Ga 30356

U.S.A.

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

11.

Choice of Law, Jurisdiction and Venue.  This agreement shall be governed by, subject to, and construed in accordance with the laws of the State of Georgia, regardless of conflicts. The parties hereto hereby expressly consent to the exclusive jurisdiction and venue in the Fulton County, Georgia, Superior Court or in the Federal Court, Northern District of Georgia.

12.

Term.  The term of this Agreement (“Term”) shall commence on the date hereof and continue until December 31, 200 8 ..  The Company may terminate this Agreement at any time by giving Consultant prior written notice of such termination.  If the Company decides to terminate this Agreement prior to July 31, 2006 for any reason whatsoever and the Company has not received an additional $2,000,000 of equity investment, and/or of financing convertible into equity, during the period July 1, 2004 to July 31, 2006 from any and all sources , it is agreed and understood that the Company will have the right to retract and cancel 1,500,000 of the Warrants issued pursuant to Paragraph 3 hereunder.  If the Company decides to terminate this Agreement after July 31, 2006 and prior to the end of the Term for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the Warrants paid to it hereunder.

Any obligation pursuant to paragraphs 3, 4 & 5 shall survive the termination of this Agreement.

13.

Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

14.

Counterparts & Telefacsimile.  This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.  A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

15.

Benefit/Burden.  The parties agree that this Agreement shall be binding upon and shall be for the benefit of each of their respective heirs, successors, assigns, subsidiaries, parent companies, and related or affiliated companies.

16.

Severability.  If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter or affect the remaining portions of this Agreement or of such provision, as such provision of this Agreement shall be severable from all other provisions hereof.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT EFFECTIVE TH E DATE WRITTEN ABOVE ..

"Company"

DataJungle Software Inc.

By: ___________________________________

Name: E. J. Munden

Title: President & CEO

By: ___________________________________

Name: L.R. Bruce

Title: VP Finance

"Consultant"

Insight Corporation

By: ___________________________________

Name:

__________________________

Title:___________________________